We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 6, 1998, in Amendment No. 1 to Form SB-2 Registration Statement (No. 333-53755) and related Prospectus of Interactive Magic, Inc. for the registration of 3,220,000 shares of its common stock.

                                       /s/ Ernst & Young LLP

Raleigh, North Carolina
July 6, 1998